Exhibit 99.1

Kodak Reports Second-Quarter 2023 Financial Results

ROCHESTER, N.Y.--(BUSINESS WIRE)--August 8, 2023--Eastman Kodak Company (NYSE: KODK) today reported financial results for the second quarter 2023.

Second quarter 2023 highlights include:

  Consolidated revenues of $295 million, compared with $321 million for Q2 2022, a decrease of $26 million or 8 percent
  Gross profit of $63 million, compared to $51 million for Q2 2022, an increase of $12 million or 24 percent
  Gross profit percentage of 21 percent, compared with 16 percent for Q2 2022
  GAAP net income of $35 million, compared with $20 million for Q2 2022, an increase of $15 million
  Operational EBITDA of $22 million, compared with $11 million for Q2 2022, an increase of $11 million
  A quarter-end cash balance of $223 million, compared with $217 million on December 31, 2022; an increase of $6 million in the six months ended June 30, 2023, compared with a decrease of $73 million in the prior-year period, an improvement in cash of $79 million

“Kodak delivered strong results in the second quarter, once again increasing our gross profit and Operational EBITDA year over year despite challenging business conditions affecting the markets we serve,” said Jim Continenza, Kodak’s Executive Chairman and CEO. “A number of factors have contributed to our success: a strong leadership team, dedicated employees and a clearly defined long-term plan focused on driving innovation, productivity and smart revenue in our core businesses of print and advanced materials & chemicals. We are proud to be an industrial manufacturer and we are concentrating on what we do best. As part of the controlled introduction of our new inkjet presses, we placed our first two new machines during the quarter, one KODAK PROSPER ULTRA 520 Press and one PROSPER 7000 Turbo Press, and we expect them to be in production in the third quarter. We also continued to invest in our print business, acquiring Graphic Systems Services, Inc. (GSS), whose expertise and resources will help us provide our customers with more complete inkjet solutions. More recently, we proactively refinanced our term debt to strengthen our financial foundation and we announced a perpetual brand licensing agreement with EssilorLuxottica, a global vision care industry leader. Looking forward, we will continue to focus on executing our strategic plan and serving our customers, which is the key to building long-term value for our employees and shareholders.”

For the quarter ended June 30, 2023, revenues were $295 million, a decline of $26 million or 8 percent compared to the same period in 2022. GAAP net income was $35 million for the quarter, compared with $20 million in Q2 2022, an increase of $15 million. Operational EBITDA for the second quarter 2023 was $22 million, compared with $11 million in the prior-year period. The increase was primarily driven by improved profitability related to pricing passthrough and improved operational efficiency, partially offset by continued global cost increases.

The company ended the second quarter with a cash balance of $223 million, compared with $217 million on December 31, 2022, an increase of $6 million compared with a decrease of $73 million in the prior-year period. The improvement in cash of $79 million was primarily driven by changes in working capital strategies.

“Kodak improved its year-over-year cash performance for the first half of 2023,” said David Bullwinkle, Kodak’s CFO. “Our quarter-end balance of $223 million reflects a year-over-year improvement in cash flow from operations of $124 million for the first half of 2023. We also increased our year-over-year gross profit in Q2 for the third consecutive quarter while continuing to invest in print technology and the emerging businesses in our Advanced Materials & Chemicals group. For the second half of 2023 we’ll continue to execute our long-term strategic plan with an emphasis on driving innovation, productivity and smart revenue.”

Revenue and Operational EBITDA by Reportable Segment Q2 2023 vs. Q2 2022

($ millions)

Q2 2023 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$215	$72	$4	$291
Operational EBITDA *	$8	$11	$3	$22

Q2 2022 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$252	$61	$4	$317
Operational EBITDA *	$6	$1	$4	$11

Q2 2023 vs. Q2 2022 Actuals B/(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$(37)	$11	$-	$(26)
Operational EBITDA *	$2	$10	$(1)	$11

Q2 2023 Actuals on constant currency ** vs. Q2 2022 Actuals B/(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$(37)	$11	$-	$(26)
Operational EBITDA *	$2	$10	$(1)	$11

*Total Operational EBITDA is a non-GAAP financial measure. The reconciliation between GAAP and non-GAAP measures is provided in Appendix A of this press release.

**Foreign currency had no impact on revenues or Operational EBITDA for the three months ended June 30, 2023.

Effective February 2023 Kodak changed its organizational structure. The Traditional Printing segment and the Digital Printing segment were combined into one segment, named the Print segment. No changes were made to Kodak's other segments. Eastman Business Park segment is not a reportable segment and is excluded from the table above.

About Kodak

Kodak (NYSE: KODK) is a leading global manufacturer focused on commercial print and advanced materials & chemicals. With 79,000 worldwide patents earned over 130 years of R&D, we believe in the power of technology and science to enhance what the world sees and creates. Our innovative, award-winning products, combined with our customer-first approach, make us the partner of choice for commercial printers worldwide. Kodak is committed to environmental stewardship, including industry leadership in developing sustainable solutions for print. For additional information on Kodak, visit us at kodak.com, or follow us on Twitter @Kodak and LinkedIn.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar words and expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s current expectations and assumptions. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical results or those expressed in or implied by such forward-looking statements.

Important factors that could cause actual events or results to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2022 under the headings “Business,” “Risk Factors,” “Legal Proceedings,” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” in the corresponding sections of Kodak’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; Kodak’s ability to achieve strategic objectives, cash forecasts, financial projections, and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to obtain additional or alternate financing if and as needed, Kodak’s continued ability to manage world-wide cash through inter-company loans, distributions and other mechanisms, and Kodak’s ability to provide or facilitate financing for its customers; Kodak’s ability to fund continued investments, capital needs, collateral requirements and restructuring payments and service its debt and Series B Preferred Stock and Series C Preferred Stock; changes in foreign currency exchange rates, commodity prices, interest rates and tariff rates; the impact of the global economic environment, including inflationary pressures, medical epidemics such as the COVID-19 pandemic, geopolitical issues such as the war in Ukraine, and Kodak’s ability to effectively mitigate the associated increased costs of aluminum and other raw materials, energy, labor, shipping, delays in shipment and production times, and fluctuations in demand; the performance by third parties of their obligations to supply products, components or services to Kodak and Kodak’s ability to address supply chain disruptions and continue to obtain raw materials and components available from single or limited sources of supply, which may be adversely affected by the COVID-19 pandemic and the war in Ukraine; Kodak’s ability to comply with the covenants in its various credit facilities; Kodak’s ability to effectively anticipate technology and industry trends and develop and market new products, solutions and technologies, including products based on its technology and expertise that relate to industries in which it does not currently conduct material business; Kodak’s ability to effectively compete with large, well-financed industry participants; Kodak’s ability to effect strategic transactions, such as investments, acquisitions, strategic alliances, divestitures and similar transactions, or to achieve the benefits sought to be achieved from such strategic transactions; Kodak’s ability to discontinue, sell or spin-off certain non-core businesses or operations, or otherwise monetize assets; the impact of the investigations, litigation and claims arising out of the circumstances surrounding the announcement on July 28, 2020, by the U.S. International Development Finance Corporation of the signing of a non‐binding letter of interest to provide a subsidiary of Kodak with a potential loan to support the launch of an initiative for the manufacture of pharmaceutical ingredients for essential generic drugs; and the potential impact of force majeure events, cyber‐attacks or other data security incidents that could disrupt or otherwise harm Kodak’s operations.

Future events and other factors may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

APPENDICES

In this second quarter 2023 financial results news release, reference is made to the following non-GAAP financial measure of Operational EBITDA.

Kodak believes that this non-GAAP measure represents an important internal measure of performance. Accordingly, where it is provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of Kodak, its financial condition, results of operations and cash flow.

Kodak’s segment measure of profit and loss is an adjusted earnings before interest, taxes, depreciation and amortization (“Operational EBITDA”). Operational EBITDA represents the income (loss) from continuing operations excluding the provision for income taxes; non-service cost components of pension and OPEB income; depreciation and amortization expense; restructuring costs and other; stock-based compensation expense; consulting and other costs; idle costs; other operating income, net; interest expense; and other charges (income), net.

The following table reconciles the most directly comparable GAAP measure of Net Income to Operational EBITDA for the three months ended June 30, 2023 and 2022, respectively:

(in millions)
	Q2 2023	Q2 2022	$ Change	% Improvement
Net Income	$35	$20	$15	75%
All other	(1)	(1)	-
Depreciation and amortization	8	7	1
Restructuring costs and other (3)	5	-	5
Stock based compensation	1	1	-
Consulting and other costs (1)	(1)	3	(4)
Idle costs (2)	1	-	1
Other operating income, net	(1)	-	(1)
Interest expense (3)	11	10	1
Pension income excluding service cost component (3)	(41)	(27)	(14)
Other charges (income), net (3)	3	(1)	4
Provision (benefit) for income taxes (3)	2	(1)	3
Operational EBITDA	$22	$11	$11	100%

Footnote Explanations:

(1)

Consulting and other costs are primarily professional services and internal costs associated with certain corporate strategic initiatives, investigations and litigation. Consulting and other costs include $1 million of income in the three months ended June 30, 2023 representing insurance reimbursement of legal costs previously paid by the Company associated with investigations and litigation matters.

(2)

Consists of third-party costs such as security, maintenance, and utilities required to maintain land and buildings in certain locations not used in any Kodak operations and the costs, net of any rental income received, of underutilized portions of certain properties.

(3)	As reported in the Consolidated Statement of Operations.

A. FINANCIAL STATEMENTS

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(in millions)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues
Sales	$242	$266	$468	$500
Services	53	55	105	111
Total revenues	295	321	573	611
Cost of revenues
Sales	195	234	388	454
Services	37	36	72	73
Total cost of revenues	232	270	460	527
Gross profit	63	51	113	84
Selling, general and administrative expenses	40	41	74	84
Research and development costs	9	9	18	18
Restructuring costs and other	5	—	6	—
Other operating income	(1)	—	—	—
Earnings (loss) from operations before interest expense, pension income excluding service cost component, other charges (income), net and income taxes	10	1	15	(18)
Interest expense	11	10	22	19
Pension income excluding service cost component	(41)	(27)	(81)	(57)
Other charges (income), net	3	(1)	(4)	2
Earnings from operations before income taxes	37	19	78	18
Provision (benefit) for income taxes	2	(1)	10	1
NET EARNINGS	$35	$20	$68	$17

The notes accompanying the financial statements contained in the Company’s second quarter 2023 Form 10-Q are an integral part of these consolidated financial statements.

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF FINANCIAL POSITION (Unaudited)

(in millions)
	June 30,	December 31,
(in millions)	2023	2022
ASSETS
Cash and cash equivalents	$223	$217
Trade receivables, net of allowances of $8 and $7, respectively	161	177
Inventories, net	252	237
Other current assets	36	48
Current assets held for sale	—	2
Total current assets	672	681
Property, plant and equipment, net of accumulated depreciation of $463 and $450, respectively	155	154
Goodwill	12	12
Intangible assets, net	26	28
Operating lease right-of-use assets	36	39
Restricted cash	62	62
Pension and other postretirement assets	1,179	1,233
Other long-term assets	79	76
TOTAL ASSETS	$2,221	$2,285

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY
Accounts payable, trade	$129	$134
Short-term borrowings and current portion of long-term debt	1	1
Current portion of operating leases	14	15
Other current liabilities	148	143
Total current liabilities	292	293
Long-term debt, net of current portion	324	316
Pension and other postretirement liabilities	231	230
Operating leases, net of current portion	28	31
Other long-term liabilities	172	171
Total liabilities	1,047	1,041

Commitments and Contingencies (Note 7)

Redeemable, convertible preferred stock, no par value, $100 per share liquidation preference	207	203

Equity
Common stock, $0.01 par value	—	—
Additional paid in capital	1,159	1,160
Treasury stock, at cost	(11)	(11)
Accumulated deficit	(502)	(570)
Accumulated other comprehensive income	321	462
Total shareholders’ equity	967	1,041
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY	$2,221	$2,285

The notes accompanying the financial statements contained in the Company’s second quarter 2023 Form 10-Q are an integral part of these consolidated financial statements.

	Six Months Ended June 30,
(in millions)	2023	2022
Cash flows from operating activities:
Net earnings	$68	$17
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation and amortization	16	14
Pension income	(72)	(49)
Change in fair value of the Preferred Stock and Convertible Notes embedded derivatives	2	(1)
Non-cash changes in workers' compensation and other employee benefit reserves	—	(8)
Stock based compensation	5	3
Gain on sale of assets	(1)	—
Increase (decrease) in deferred taxes	1	(2)
Decrease (increase) in trade receivables	17	(26)
Decrease in miscellaneous receivables	7	2
Increase in inventories	(11)	(54)
(Decrease) increase in trade accounts payable	(7)	17
Decrease in liabilities excluding borrowings and trade payables	(9)	(17)
Other items, net	5	1
Total adjustments	(47)	(120)
Net cash provided by (used in) operating activities	21	(103)

Cash flows from investing activities:
Additions to properties	(11)	(9)
Net cash used in investing activities	(11)	(9)

Cash flows from financing activities:
Net Proceeds from Term Loan Credit Agreement	-	49
Preferred stock cash dividend payments	(2)	(2)
Net cash (used in) provided by financing activities	(2)	47
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2)	(5)
Net increase (decrease) in cash, cash equivalents and restricted cash	6	(70)
Cash, cash equivalents and restricted cash, beginning of period	286	423
Cash, cash equivalents and restricted cash, end of period	$292	$353

The notes accompanying the financial statements contained in the Company’s second quarter 2023 Form 10-Q are an integral part of these consolidated financial statements.

Contacts

Media:
Kurt Jaeckel, Kodak, +1 585-490-8646, kurt.jaeckel@kodak.com

Investor:
Anthony Redding, Kodak, +1 585-726-3506, shareholderservices@kodak.com